FOR IMMEDIATE RELEASE Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS PRELIMINARY FIRST QUARTER 2008 RESULTS

TEMPE, Ariz. – April 23, 2008 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported that net sales for the quarter ended March 31, 2008 are expected to be approximately $1.11 billion representing a decrease of approximately 1% from the first quarter 2007. Diluted earnings per share, before severance and restructuring expenses, are expected to be between $0.22 and $0.24 per share, well below management’s expectations and current analyst estimates.

The results for the quarter are expected to include $1.9 million, $1.1 million after tax, or approximately $0.02 per diluted share, of severance and restructuring expenses related to on-going restructuring efforts within the Company, which are expected to result in $3.5 to $4.5 million of annualized cost savings.

The first quarter 2008 financial results reflect the following performance by each of our operating segments.

North America
Net sales in North America are expected to decrease 1% to approximately $766 million primarily due to a softer US IT market and a double digit decrease year over year in net sales to SMB clients, as the Company continued to address issues with the MYSAP platform migration that commenced in the second half of 2007. Gross margin in North America is expected to decrease by about 80 basis points from the first quarter of 2007 primarily due to lower net sales to SMB clients, which are generally conducted at higher gross margins, and decreases in product margins, including vendor funding, primarily driven by market pricing pressures. Earnings from operations in North America are expected to be approximately $5 million lower than the first quarter of 2007. These 2008 results include $1 million in severance and restructuring expenses, while the first quarter 2007 results include approximately $5 million in fees and expenses associated with the Company’s stock option review.

EMEA
Net sales in EMEA are expected to decrease 3% to $318 million reflecting a decline in hardware sales in the United Kingdom partially offset by the foreign currency benefit of the weak U.S. dollar compared to the Euro. Within the UK, while the market conditions are challenging and show signs of continued weakness going into the second quarter, the Company believes that the majority of the net sales decline in the first quarter was related to internal sales execution issues early in the quarter. These issues were immediately addressed and as a result, the Company saw a stronger result in March compared to the first two months of the quarter. Additionally, there were two less shipping days in the quarter compared to the first quarter of last year. Gross margin in EMEA is expected to increase to over 14% from 11.8% reported in the first quarter of last year resulting from strong software category performance and a continued migration to fee based software programs. Earnings from operations in the EMEA segment are expected to increase 8% compared to the first quarter of 2007 to $7.0 million reflecting higher gross profit partially offset by increases in selling and administrative expenses from increased headcount and severance expenses of approximately $900,000.

APAC
Net sales in APAC are expected to increase 19% to $23 million with gross margin on these sales of approximately 16%. Reported losses from operations in this segment are expected to be approximately $440,000 reflecting the typical seasonality of this business and an investment in incremental experienced sales resources during the quarter.

Rich Fennessy, President and CEO, commented, “We are very disappointed with our financial results for the first quarter, specifically the results in our North America operating segment. We continue to be pleased with our EMEA and APAC operating segments as they each generated double digit growth in gross profit during the quarter. As we look to the remainder of 2008, the focus will be on continuing the momentum internationally, while taking the necessary steps within North America to improve our short-term operational and financial performance.”

FORWARD LOOKING STATEMENTS
Given the challenges that the Company faced during the first quarter and the uncertain macro-economic outlook for 2008, the Company now expects full-year diluted earnings per share to be between $1.50 and $1.60, excluding any severance and restructuring expenses, and with approximately 50% coming in the first half of the year. This reflects management’s expectations for the balance of 2008, but the factors that could affect performance, as noted below, are numerous, and short-term results in this difficult economy could be more volatile and unpredictable than usual.

ANALYST DAY
In order to focus on driving operational and financial improvements in its business, the Company has postponed its Analyst Day originally scheduled for May 13, 2008. In lieu of the Analyst Day, the Company will expand its regularly scheduled quarterly earnings conference call on May 8, 2008 to include an in depth discussion of its North America business performance during the first quarter and the Company’s operational priorities for 2008. Rich Fennessy, President and CEO, Glynis Bryan, Chief Financial Officer, and Mark McGrath, President, North America/Asia Pacific, will participate in the call.

CONFERENCE CALL
The Company will release its first quarter financial results after market close on May 8, 2008. A conference call and webcast will be held at 5:00pm ET that same day. A live Web cast of the conference call (in listen-only mode) will be available on our corporate Web site at www.insight.com and a replay of the Web cast will be available on our corporate Web site for a limited time. To listen to the live Web cast by telephone, call 1-866-270-6057 and enter the access code 62449561.

FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and Web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007:

•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology systems and voice and data networks, including the upgrade to mySAP and the migration of acquired businesses to our information technology systems and voice and data networks;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the informal inquiry from the Securities and Exchange Commission (“SEC”) and stockholder litigation related to our historical stock option granting practices and the related restatement of our consolidated financial statements;

•	the risks associated with international operations;

•	seasonal changes in demand for sales of software licenses;

•	increased debt and interest expense and lower availability on our financing facilities and changes in the overall capital markets that could increase our borrowing costs or reduce future availability of financing;

•	exposure to currency exchange risks and volatility in the U.S. dollar exchange rate;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	failure to comply with the terms and conditions of our public sector contracts;

•	rapid changes in product standards; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
Email glynis.bryan@insight.com		Email helen.johnson@insight.com